Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #13-09 International Plaza Singapore 079903 Tel: 9644 9531 Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of INLIF Limited (the “Company”) of our report dated May 20, 2024, relating to the consolidated balance sheets of the Company as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for the years ended December 31, 2023 and 2022 and the related notes, included in its Registration Statements on F-1(File No. 333-279569) of the Company for the years ended December 31, 2023 and 2022, including in its Annual Report on Form 20-F of the Company for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission on April 28, 2025.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Onestop Assurance PAC

Singapore

August 15, 2025